SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2002

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events.

In a press release dated April 18, 2002, Compaq Computer Corporation (“Compaq”) (NYSE: CPQ) reported revenue of $7.7 billion for the first quarter ended March 31, 2002. Net income for the first quarter ended March 31, 2001 was $44 million, or $0.03 per diluted common share. The press release, dated April 18, 2002, regarding Compaq’s financial results for the first quarter 2002, including unaudited consolidated financial statements for the first quarter 2002, is attached as Exhibit 99.1.

Following its earnings release, Compaq hosted a call with financial analysts and the press, which was simultaneously webcast to the public. A copy of the transcript for that call is available at Compaq's website at www.compaq.com.

On April 18, 2002, Compaq posted to its website: Discussion of Financial Results, First Quarter 2002, which contains unaudited financial information, attached as Exhibit 99.2. This posted material supplements the information in the press release containing Compaq’s financial results for the first quarter 2002.

Compaq's web site (www.compaq.com) contains a significant amount of information about Compaq, including financial and other information for investors. Compaq encourages investors to visit its web site from time to time, as information is updated and new information is posted.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

Exhibit 99.1     Press Release dated April 18, 2002.
Exhibit 99.2      Discussion of Financial Results, First Quarter 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: April 18, 2002	By: /s/ Linda S. Auwers Linda S. Auwers, Vice President, Deputy General Counsel and Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       Press Release dated April 18, 2002

                     99.2                       Discussion of Financial Results, First Quarter 2002